SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2016

TRUETT-HURST, INC.

______________

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 29, 2016, our subsidiary, H.D.D. LLC (the “LLC”, and together with Truett-Hurst, Inc., the “Company,” “we,” “our,” or “us”), entered into the Modification Agreement (the “Modification”) to the Loan and Security Agreement (the “Credit Agreement”) with Bank of the West (the “Lender”) which the Company had entered into July 15, 2015. In connection with, and pursuant to the terms and conditions of the Modification Agreement, the LLC received the following notes from the Lender (the Credit Agreement as modified, the notes, and any and all other agreements, instruments and documents executed by the Company and/or the Lender related to the Credit Agreement or the notes, collectively, the “Loan Documents,” and the transactions reflected by the Loan Documents, the “Bank of the West Loan”):

-	$10,000,000 Revolving Asset-Based Line of Credit Note. The LLC received an asset-based revolving line of credit note from the Lender in the principal amount of up to $10,000,000 which expires on July 31, 2017 and is to be used for general working capital purposes. All outstanding principal and interest under such line of credit is due on or before July 31, 2017. Amounts repaid by us to the Lender thereunder prior to July 31, 2017 may be reborrowed. The aggregate principal balance outstanding pursuant to such line of credit bears interest at 2.25% above the one-month LIBOR. The LLC has the option to fix portions of the aggregate principal balance outstanding, in minimum increments of $100,000, at 2.25% above the corresponding month’s LIBOR for periods of one to six months.

-	$500,000 Non-Revolving Equipment Purchase Line of Credit Note. The LLC received a line of credit note in the principal amount of $500,000 from the Lender, which expires on July 31, 2017 and is to be used to finance our equipment purchases. All outstanding principal and interest under this line of credit is due on or before July 31, 2017. Amounts repaid by us to the Lender thereunder may not be reborrowed. The aggregate principal balance outstanding pursuant to such line of credit bears interest at 2.25% above the one-month LIBOR.

-	$100,000 Foreign Exchange Note. The LLC received a foreign exchange note from the Lender in the principal amount of up to $100,000 which expires on July 31, 2017 and is to be used to hedge our foreign currency exchange exposure. The foreign exchange note permits us to enter into any spot or forward transaction to purchase from or sell to the Lender a foreign currency of an agreed amount, up to 15% of the aggregate of the net notional values of all the Company’s outstanding foreign transactions.

The Loan Documents contain usual and customary covenants, including, without limitation:

·	A limitation on incurring senior indebtedness;
·	A limitation on making loans and advances;
·	A limitation on investments, acquisitions, and capital expenditures; and
·	A limitation on liens, mergers and sales of assets.

In addition, the Loan Documents maintain a minimum current assets to current liabilities ratio covenant (measured quarterly) and a maximum debt to effective tangible net worth ratio (measured quarterly). The minimum EBITDA covenant was replaced with a minimum debt service coverage ratio (measured quarterly on a trailing twelve-month basis).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed below are furnished pursuant to Item 2.02 hereof and shall not be deemed “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description

10.1	Modification Agreement by and between H.D.D. LLC and Bank of the West, dated July 29, 2016.

10.2	Accounts Receivable Line of Credit Note, in the principal amount of $10,000,000, dated July 29, 2016.

99.1	Press Release issued by Truett-Hurst, Inc. on July 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Paul Forgue
Paul Forgue
Chief Financial Officer and Chief Operations Officer
Date: August 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Modification Agreement by and between H.D.D. LLC and Bank of the West, dated July 29, 2016.

10.2	Accounts Receivable Line of Credit Note, in the principal amount of $10,000,000, dated July 29, 2016.

99.1	Press Release issued by Truett-Hurst, Inc. on July 29, 2016.